UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

LA JOLLA PHARMACEUTICAL COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION CONCERNING THE SOLICITATION
VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
BOARD COMMITTEES, MEETINGS AND RELATED MATTERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER INFORMATION

LA JOLLA PHARMACEUTICAL COMPANY
6455 Nancy Ridge Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 18, 2006

The annual meeting of stockholders of La Jolla Pharmaceutical Company, a Delaware corporation, will be held at our offices at 6455 Nancy Ridge Drive, San Diego, California 92121 on Thursday, May 18, 2006, at 10:00 a.m. (local time) for the following purposes:

1. To elect three Class I directors to serve until the 2009 annual meeting of stockholders, to elect one Class II director to serve until the 2007 annual meeting of stockholders and to elect two Class III directors to serve until the 2008 annual meeting of stockholders.

2. To vote on a proposal to amend the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by 160,000.

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

4. To transact such other business that may properly come before the meeting or any adjournment thereof.

Our board of directors unanimously recommends that you vote FOR the six nominees named in the accompanying proxy statement and FOR the other two proposals.

By order of the board of directors,

Craig R. Smith, M.D.
Chairman of the Board

San Diego, California
April 7, 2006

YOUR VOTE IS IMPORTANT

Our board of directors has fixed the close of business on March 29, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. All stockholders are invited to attend the annual meeting. You are urged to sign, date and complete the enclosed proxy card and return it as soon as possible, even if you plan to attend the meeting in person. If you attend the meeting and wish to vote your shares in person, you may do so even if you have signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

LA JOLLA PHARMACEUTICAL COMPANY
6455 Nancy Ridge Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 18, 2006

INFORMATION CONCERNING THE SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of La Jolla Pharmaceutical Company, a Delaware corporation, to be used at our 2006 annual meeting of stockholders to be held on Thursday, May 18, 2006 at 10:00 a.m. (local time) and at any and all postponements and adjournments of the meeting. The meeting will be held at our principal executive offices at 6455 Nancy Ridge Drive, San Diego, California 92121. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 13, 2006.

We will pay for the cost of preparing, assembling and mailing the proxy materials and the cost of soliciting proxies. We will pay brokers and other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. We and our employees may solicit proxies in person or by telephone, facsimile or other electronic means. Our employees will not receive any additional compensation for such solicitation. In addition, we have engaged MacKenzie Partners, Inc. to assist us in soliciting proxies. We will pay the proxy solicitor a fee of approximately $7,000 for such solicitation and will reimburse it for reasonable out-of-pocket expenses.

VOTING

Our board of directors has fixed March 29, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. As of March 29, 2006, we had 32,534,525 shares of common stock outstanding held by 175 record holders in addition to approximately 9,600 stockholders who do not hold shares in their own name. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. The holders of a majority of the outstanding shares of our common stock on the record date and entitled to be voted at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements thereof. Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes, up to six directors, will be elected.

With regard to Proposals 2 and 3, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Each proxy submitted by a stockholder will, unless otherwise directed by such stockholder, be voted FOR:

Proposal 1	The election of the six director nominees named in this proxy statement.

Proposal 2	The proposal to amend the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by 160,000.

Proposal 3	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.

In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly raised for consideration at the meeting. If you submit a proxy, your shares will be voted according to your direction. You have the power to revoke your proxy at any time before it is voted at the annual meeting by submitting a written notice of revocation to our corporate secretary or by timely providing us with a valid proxy bearing a later date. Your proxy will not be voted if you attend the annual meeting and elect to vote your shares in person. Our board of directors reserves the right to withhold any proposal described in this proxy statement from a vote at the annual meeting if it deems that a vote on such proposal to be contrary to our and our stockholders’ best interests. In that event, the proposal withheld will be neither adopted nor defeated.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors

Our certificate of incorporation provides for a board of directors that is divided into three classes. The terms for each class are three years, staggered over time. This year, the term of the directors in Class I, Dr. Adams, Dr. Gillespie and Mr. Naini, expire. Dr. Young joined the board of directors in 2005 as a Class II director and will stand for election for a one-year term that expires when the term of the other Class II directors expires. In addition, Mr. Sutter and Dr. Topper joined the board of directors in 2005 as Class III directors and will stand for election for a two-year term that expires when the term of the other Class III directors expires. Accordingly, six directors will be elected at the annual meeting.

Our board of directors is currently composed of nine members. If all of the nominees are elected at the annual meeting of stockholders, the composition of our board of directors will be as follows: Class I — Dr. Adams, Dr. Gillespie and Mr. Naini; Class II — Dr. Smith, Mr. Martin and Dr. Young; and Class III — Dr. Fildes, Mr. Sutter and Dr. Topper.

All of the nominees for election as directors at the meeting set forth below are incumbent directors. These nominees have consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve. Unless authority to vote for any of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR all such nominees. In the event that any of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose. Proxies cannot be voted for more than six directors, the number of nominees identified herein.

Nominees for Director

Class I:

Each of the persons listed below is nominated for election to Class I of the board of directors, each to serve a three year term ending at the 2009 annual meeting of stockholders and until their respective successors are elected and qualified. Our board of directors recommends that you vote FOR each of the following nominees.

Thomas H. Adams, Ph.D., 63, has been a director since 1991. Dr. Adams is the founder and Chairman Emeritus of Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and, since September 1998, has been chairman of the board of directors and Chief Executive Officer of Leucadia Technologies, a privately held company in the field of medical devices. From 1989 to 1997, Dr. Adams served as Chief Executive Officer of Genta, Inc. In 1984, Dr. Adams founded Gen-Probe, Inc., a publicly held company that develops and manufactures diagnostic products, and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. From 1980 to 1984, Dr. Adams was Senior Vice President of Research and Development at Hybritech, which was later acquired by Eli Lilly and Company in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. In addition, Dr. Adams served as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998, Life Technologies Inc., from 1992 to 2001, Invitrogen Inc., a publicly held company, from 2001 to 2003, and Xenomics, Inc., a publicly held molecular diagnostics firm, from 2004 to 2005. Dr. Adams currently serves as a director of XiFin, Inc., a privately held application service provider focusing on the financial management needs of laboratories, Bio-Mems, a privately held company and Iris International Inc., a publicly held medical device company. Dr. Adams holds a Ph.D. in Biochemistry from the University of California at Riverside.

Deirdre Y. Gillespie, M.D., 49, has been a director since March 2006. Dr. Gillespie joined us in March 2006 as President and Chief Executive Officer. Dr. Gillespie previously served as the President and Chief Executive Officer of Oxxon Therapeutics, Inc., a privately held pharmaceutical company, from 2001 to 2005. Prior to that, she served as Chief Operating Officer of Vical, Inc., from 2000 to 2001, and Executive Vice President & Chief Business Officer, from 1998 to 2000. Dr. Gillespie also held a number of positions at DuPont Merck Pharmaceutical Company, including Vice President of Marketing from 1991 to 1996. She currently serves as a Trustee of The Forsyth Institute and is an Advisory Board Member of The Communications Strategy Group Inc. Dr. Gillespie received her M.B.A. from the London Business School and her M.D. and B.Sc. from London University.

Nader J. Naini, 40, has been a director since 2005.  Mr. Naini has been a general partner with Frazier Healthcare Ventures since 1995, having joined the firm in 1992. Prior to joining Frazier Healthcare, Mr. Naini was with Goldman, Sachs & Co. Mr. Naini serves as the chairman of the board of Aspen Education Group and serves as a director of CompHealth Group, Inc., Elder Health, Inc., Priority Air Express, ppoNEXT, and ZONARE Medical Systems, Inc., all of which are privately held companies. Mr. Naini holds an M.B.A. from New York University and a B.A. in molecular biology from the University of Pennsylvania.

Class II:

Dr. Young is nominated for election to Class II of the board of directors to serve a one-year term ending at the 2007 annual meeting of stockholders and until his successor is elected and qualified. Our board of directors recommends that you vote FOR the following nominee.

Frank E. Young, M.D., Ph.D., 74, has been a director since 2005. Dr. Young is a former Commissioner of the Food and Drug Administration (FDA) and has had over a 40-year career in medicine, academia and government. After numerous academic appointments, Dr. Young served as Chairman of the Department of Microbiology and Professor of Microbiology, of Pathology, and of Radiation Biology and Biophysics at the University of Rochester, New York. Subsequently, he became Dean of the School of Medicine and Dentistry, Director of the Medical Center and Vice President for Health Affairs at the University of Rochester. Dr. Young joined the Department of Health and Human Services as Commissioner of the FDA and Assistant Surgeon General (Rear Admiral, USPHS) in 1984. Under Presidents Ronald Reagan, George H.W. Bush, and William J. Clinton, Dr. Young served as Commissioner of the FDA, Deputy Assistant Secretary and Director of the Office of Emergency Preparedness, Director of the National Disaster Medical System and as a member of the Executive Board of the World Health Organization (president appointee). Dr. Young currently serves as the Chief Executive Officer of Cosmos Bio Life Science Alliance and acts as an adjunct partner of Essex Woodlands Health Ventures. In addition, Dr. Young currently serves on the board of directors of the following private companies: Agennix Inc., Cangen Biotechnologies, Cosmos Bio Life Science Alliance, Elusys Therapeutics, Inc., and LearnWrights Inc. Dr. Young attended Union College, and holds an M.D. from the University of New York, where he graduated cum laude, and a Ph.D. from Case Western Reserve University.

Class III:

Each of the persons listed below is nominated for election to Class III of the board of directors, each to serve a two-year term ending at the 2008 annual meeting of stockholders and until their respective successors are elected and qualified. Our board of directors recommends that you vote FOR each of the following nominees.

Martin P. Sutter, 50, has been a director since 2005. Mr. Sutter is one of the two founding managing directors of Essex Woodlands Health Ventures. Educated in chemical engineering and finance, he has more than 25 years of management experience in operations, marketing, finance and venture capital. He began his career in management consulting with Peat Marwick, Mitchell & Co. in 1977 and moved to Mitchell Energy & Development Corp. (MEDC), now Devon Energy Corporation, a public company traded on the New York Stock Exchange, where he held management positions overseeing various operating units. In 1984, he founded and managed The Woodlands Venture Capital Company, a wholly-owned subsidiary of MEDC, and The Woodlands Venture Partners, an independent venture capital partnership formed in 1988. During his tenure with both organizations, he founded a number of successful healthcare companies originating from various institutions of the Texas Medical Center. In 1994, Mr. Sutter merged his venture practice with Essex Venture Partners to form Essex Woodlands. Essex Woodlands manages six venture capital limited partnerships with capital in excess of $1 billion. He currently serves on the board of directors of LifeCell Corporation, a publicly held company traded on Nasdaq, and the following private companies: BioForm Medical, Inc., Confluent Surgical, Inc., Elusys Therapeutics, Inc., and Rinat Neuroscience Corporation. From 2002 to 2005, Mr. Sutter was a director of MicroMed Cardiovascular, Inc., a company traded on the over-the-counter bulletin board. Mr. Sutter holds a B.S. from Louisiana State University and an M.B.A. from the University of Houston.

James N. Topper, M.D., Ph.D., 44, has been a director since 2005. Dr. Topper is a general partner with Frazier Healthcare Ventures, having joined the firm in August 2003. Prior to joining Frazier Healthcare, he served as head of the cardiovascular research and development division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics). Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR and was responsible for managing all of its research activities beginning in 1999. Prior to joining COR, he served on the faculties of Harvard Medical School in 1997 and subsequently became an Assistant Professor of Medicine (cardiovascular) at Stanford University in July 1998. He continues to hold an appointment as a Clinical Assistant Professor of Medicine at Stanford University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper currently serves on the boards of Amicus Therapeutics, Inc., Arête Therapeutics, Inc., MacuSight, Inc. and Zelos Therapeutics, Inc., all of which are privately held companies. Dr. Topper holds an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine.

Continuing Directors

Class II: Currently Serving Until the 2007 Annual Meeting

Stephen M. Martin, 59, has been a director since 2000. Mr. Martin is currently CEO Partner of Hi Tech Partners, LLC, a privately held consulting firm for executive management of early stage technology businesses, and is Managing Partner of Merritt Capital Services, a privately held firm that assists entrepreneurs in finding venture capital. In June 2001, Mr. Martin retired from CIBA Vision Corporation, a Novartis Company engaged in the research, manufacture and sale of contact lenses, lens care products and ophthalmic pharmaceuticals. Mr. Martin founded Ciba Vision in 1980. Mr. Martin was President of CIBA Vision Corporation, USA from 1995 to 1998 and President of Ciba Vision Ophthalmics, USA, the company’s ophthalmic pharmaceutical division, which he founded, from 1990 until 1998. He served as Ciba Vision’s Vice President of Venture Opportunities from 1998 until his retirement in 2001. Mr. Martin currently serves as a director of OcuCure Therapeutics, Inc., a privately held ophthalmic pharmaceutical development company. From 2003 to 2005, Mr. Martin served as a director of Alimera Sciences, Inc., a privately held ophthalmic pharmaceutical company. From 1997 to 2000, Mr. Martin served as a director of CareLinc Corporation, a privately held developer of clinical information management systems. Mr. Martin is the inventor on six issued U.S. patents and a number of European patents. Mr. Martin holds a B.A. degree from Wake Forest University and attended the Woodrow Wilson College of Law.

Craig R. Smith, M.D., 60, joined our board of directors in 2004 and currently serves as Chairman of the board of directors. Dr. Smith is currently the President of Williston Consulting LLC, a firm providing advisory services to pharmaceutical and biotechnology companies. From 1993 to 2004, Dr. Smith served as the Chairman, President and Chief Executive Officer of Guilford Pharmaceuticals, Inc., a publicly held pharmaceutical company. He joined Guilford at its inception in 1993 and led its growth into a fully integrated pharmaceutical company with two marketed products and two products in Phase 3 clinical trials. From 1988 to 1992, Dr. Smith was Vice President of Clinical Research and from 1992 to 1993, Dr. Smith was Senior Vice President of Business and Market Development at Centocor, Inc., a publicly held biotechnology company. From 1975 to 1988, he served on the faculty of the Department of Internal Medicine and Clinical Pharmacology at Johns Hopkins School of Medicine. He also serves on the boards of the Maryland Chapter of the Cystic Fibrosis Foundation, the Greater Baltimore Committee and the Greater Baltimore High Tech Council. Dr. Smith is the Chair of the Advisory Council for the Institute of Basic Biomedical Sciences at Johns Hopkins University, a member of the Johns Hopkins Alliance for Science and a member of the board of directors of Adams Express Company, a publicly held closed-end equity investment company, Depomed, Inc., a publicly held specialty pharmaceutical company, Petroleum & Resources Corporation, a publicly held equity investment company specializing in energy and natural resources companies,

Oxxon Therapeutics, a privately held company that focuses on immunotherapies to treat patients with chronic infectious diseases and cancer, and Excigen, Inc., a privately held company that focuses on gene therapy treatments. Dr. Smith holds an M.D. from the State University of New York at Buffalo and trained in Internal Medicine at Johns Hopkins Hospital from 1972 to 1975.

Class III: Currently Serving Until the 2008 Annual Meeting

Robert A. Fildes, Ph.D., 67, has been a director since 1991. Since January 1998, Dr. Fildes has served as President of SB2, Inc., a privately held company that licenses antibody technology. From June to December 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 to 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. He was the President and Chief Executive Officer of Cetus Corporation, a publicly held biotechnology company, from 1982 to 1990. From 1980 to 1982, Dr. Fildes was the President of Biogen, Inc., a publicly held biopharmaceutical company, and from 1975 to 1980, he was the Vice President of Operations for the Industrial Division of Bristol-Myers Squibb Company. From April 2002 to April 2003, Dr. Fildes was a director of Polymerat Pty. Ltd. (now Bio-Layer Pty. Ltd.), a privately held company that develops surfaces for carrying out biological reactions. Dr. Fildes is currently a director of Inimex Pharmaceuticals, Inc., a privately held Canadian biotechnology company and Twinstrand Therapeutics, a privately held Canadian biopharmaceutical company focused on discovering and developing targeted prodrugs. Dr. Fildes holds a D.C.C. degree in Microbial Biochemistry and a Ph.D. in Biochemical Genetics from the University of London.

PROPOSAL 2

AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

General

The maximum number of shares of our common stock that may be issued under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Purchase Plan”) is currently 440,000 shares. As of March 29, 2006, approximately 352,000 shares have been issued under the Purchase Plan and approximately 88,000 shares remain available for future issuance. The Purchase Plan permits qualifying employees to purchase shares of our common stock every three months at a price that is 85% of the fair market value of the common stock at specified dates. We use the Purchase Plan as an incentive to employees and to encourage employee ownership of our common stock. By increasing employee stock ownership, we hope to align the interests of our employees with the interests of our stockholders. Our board of directors has unanimously approved, subject to stockholder approval, an amendment to the Purchase Plan to make available an additional 160,000 shares of our common stock for issuance to qualifying employees.

Summary of the 1995 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan. The summary below is qualified in its entirety by the terms of the Purchase Plan, a copy of which, as it is proposed to be amended, is attached hereto as Appendix A and is incorporated by reference herein.

Purpose and Eligibility.  The purpose of the Purchase Plan is to maintain competitive equity compensation programs and to provide our employees with an opportunity and incentive to acquire a proprietary interest in us through the purchase of common stock, thereby more closely aligning the interests of our employees and stockholders. The Purchase Plan, including the right of participants to make purchases of our common stock thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Subject to certain limitations imposed by Section 423 of the Internal Revenue Code, any employee or, in the discretion of the Purchase Plan’s administrator, any employee of a subsidiary, whose customary employment is for more than five months per calendar year and for more than 20 hours per week is eligible to participate in the Purchase Plan (each, an “Eligible Employee”).

As of March 29, 2006, there were 80 Eligible Employees, including seven executive officers. Additional employees may become eligible to participate in the Purchase Plan on a quarterly basis. Participation in the Purchase Plan is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions to be allocated to the purchase of common stock under the Purchase Plan. Accordingly, future purchases by executive officers and other employees under the Purchase Plan are not determinable.

Offering Dates and Grants of Options.  The Purchase Plan is implemented by a series of consecutive and overlapping “Offering Periods” commencing on each January 1, April 1, July 1 and October 1 during the term of the Purchase Plan. Offering Periods generally last for 24 months each; provided that the administrator of the Purchase Plan may alter the duration of the Offering Periods without stockholder approval if the change is announced at least 15 days before the commencement of the first Offering Period to be affected. The first day of each Offering Period is referred to as an “Enrollment Date.” Each Offering Period is generally composed of eight three-month “Purchase Periods.” The last day of each Purchase Period, i.e., each March 31, June 30, September 30 and December 31, is referred to as an “Exercise Date” under the Purchase Plan.

Eligible Employees desiring to participate in the Purchase Plan may enroll in an Offering Period by submitting a subscription agreement to us at least five business days prior to the Enrollment Date for that Offering Period. The subscription agreement specifies a whole number percentage from 1% to 10% of the Eligible Employee’s base salary or hourly compensation and any cash bonus to be deducted from the Eligible Employee’s paychecks during the Offering Period and applied to the purchase of common stock under the Purchase Plan. The Eligible Employee then receives an “Option” to purchase on each Exercise Date during the Offering Period up to that number of shares of common stock determined by dividing $6,250 by the fair market value of a share of common stock on the Enrollment Date (the “Periodic Exercise Limit”).

Notwithstanding the foregoing, no participant may receive an Option (a) if immediately after such grant, the participant would own stock and/or outstanding options to purchase stock amounting to five percent or more of the total combined voting power of all classes of our stock or of any subsidiary or (b) which permits the participant’s rights to purchase stock under all of our employee stock purchase plans and any of our subsidiaries to accrue at a rate in excess of $25,000 worth of stock (determined at the fair market value of the stock at the time such Option is granted) in any calendar year. Eligible Employees may participate in only one Offering Period at a time. A participant’s subscription agreement remains in effect for successive Offering Periods unless the participant withdraws as described below.

Payroll Deductions, Exercise and Purchase Price.  During the Offering Period, we deduct from a participant’s paychecks the amount specified in the participant’s subscription agreement, and such deducted amounts are credited to a “Plan Account” that we maintain for the participant. A participant may increase or decrease (subject to such limits as the administrator may impose) the rate of his or her payroll deductions during any Purchase Period by providing us with a new subscription agreement authorizing such a change in the payroll deduction rate. A participant may not make additional payments into his or her Plan Account. No interest accrues on payroll deductions under the Purchase Plan, and we may use all payroll deductions for any corporate purpose with no obligation to segregate such amounts.

Unless a participant withdraws from the Offering Period as described below, such participant’s Option will be exercised automatically on each Exercise Date of the Offering Period to purchase the maximum number of shares common stock that can be purchased at the applicable Purchase Price with the payroll deductions accumulated in the participant’s Plan Account and not yet applied to the purchase of shares under the Purchase Plan, subject to the Periodic Exercise Limit. If, due to the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Purchase Plan, such cash will be promptly returned to the participant.

The “Purchase Price” of the Option on each Exercise Date is an amount equal to 85% of the fair market value of a share of our common stock as of the close of business on the Exercise Date or as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower. If the fair market value of the common stock as of the close of business on any Exercise Date is lower than the fair market value of the common stock as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

Withdrawal; Termination of Employment.  A participant may withdraw from an Offering Period by giving written notice to us at least five business days before the next Exercise Date. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Purchase Plan will be paid to such participant. On the effective date of such withdrawal, the participant’s Option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made unless the participant delivers to us a new subscription agreement with respect to a subsequent Offering Period.

Promptly after a participant ceases to be an Eligible Employee for any reason, the payroll deductions credited to the participant’s Plan Account and not yet applied to the purchase of shares under the Purchase Plan will be returned to the participant or, in the case of his or her death, to the participant’s designated beneficiary.

Administration, Amendment and Termination of Plan.  The Purchase Plan will be administered by the compensation committee of the board of directors, which has the authority to interpret the Purchase Plan, prescribe rules and regulations and make all other determinations necessary or advisable for the administration of the Purchase Plan. The compensation committee is entitled to amend the Purchase Plan to the extent necessary to comply with and qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 423 of the Internal Revenue Code, change the Purchase Periods and Offering Periods, limit the frequency and number of changes in payroll deductions during Purchase Periods and Offering Periods, and establish such other limitations or procedures as the compensation committee determines in its sole discretion to be advisable and which are consistent with the Purchase Plan.

The compensation committee may, at any time and for any reason, terminate or amend the Purchase Plan. To the extent necessary to comply with or qualify under Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code, such amendments will be subject to stockholder approval. The Purchase Plan will remain in effect until the earlier of the 20th anniversary of the adoption of the Purchase Plan or its termination in accordance with the terms of the Purchase Plan.

The compensation committee will consist of three or more members of our board of directors, each of whom shall be disinterested within the meaning of Rule 16b-3; provided, however, that the number of members of the compensation committee may be reduced or increased from time to time by our board of directors to the number required or allowed by Rule 16b-3. Our board of directors may from time to time in its discretion exercise any responsibilities or authority allocated to the compensation committee under the Purchase Plan.

Capital Changes.  Subject to any required action by our stockholders, the number of shares subject to outstanding Options and the number of shares remaining available under the Purchase Plan, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, will be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, exchange or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us. The compensation committee may, if it so determines in the exercise of its sole discretion, adjust the number of shares subject to outstanding Options and the number of shares remaining available under the Purchase Plan, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, in the event we effect one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of our outstanding common stock.

In the event we propose to dissolve or liquidate, unless otherwise provided by the administrator, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, and all Plan Account balances will be paid to participants as appropriate and consistent with applicable law.

In the event we propose to sell all or substantially all of our assets, or merge or enter into another business with or into another entity, each Option will be assumed or an equivalent option will be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date, in which case each participant’s Option will be exercised automatically on the new Exercise Date unless, at least five business days prior to such date the participant has withdrawn from the Offering Period. An Option will be deemed to be assumed if the Option confers the right to purchase, for each share of stock subject to the Option, the consideration received by holders of common stock for each share of common stock held on the effective date of the transaction.

Nontransferability, Compliance With Law, Withholding.  Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Purchase Plan nor any Option itself may be assigned or otherwise transferred or disposed by the participant in any way other than by will or the laws of descent and distribution. The compensation committee may treat any prohibited assignment or transfer as an election to withdraw from an Offering Period. Options may be exercised during a participant’s lifetime only by the participant.

Shares of our common stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, including securities laws and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an Option, we may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and shares issued under the Purchase Plan may be subject to such transfer restrictions and stop-transfer instructions as the compensation committee deems appropriate. At the time of each exercise of an Option, and at the time any common stock issued under the Purchase Plan to a participant is disposed of, the participant must adequately provide for our federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the common stock.

Securities Subject to the Purchase Plan.  If Proposal 2 is approved, the aggregate number of shares of our common stock that may be issued upon exercise of Options granted under the Purchase Plan will be 600,000. Shares of common stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Purchase Plan. As of March 29, 2006, approximately 352,000 shares have been issued under the Purchase Plan and the market value of our common stock was $4.94 per share.

Federal Income Tax Consequences

The following summary of certain federal income tax consequences to the participant and us with respect to the grant and exercise of rights to purchase shares of our common stock under the Purchase Plan does not purport to be a complete statement of the law in this area and reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not address the tax consequences under foreign, state and local, estate and gift tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact income tax treatment of transactions under the Purchase Plan will depend upon the specific circumstances of the participant, and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of Options and the disposition of any acquired shares.

The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. If certain employment requirements are satisfied, an employee who is granted a right, or “option,” to purchase stock under a plan meeting the requirements of Internal Revenue Code Section 423 will not be subject to federal income tax, and we will not be entitled to any deduction, on either the grant or the exercise of such right.

If the employee makes no disposition of the stock acquired pursuant to the exercise of such right within two years after the date of the grant of such stock purchase right (generally, the first day of each Offering Period, i.e., the Enrollment Date) or within one year after the transfer of the stock to the employee pursuant to the exercise of such right, any gain or loss on the subsequent disposition of the stock generally will be treated as capital gain or loss, except to the extent that the employee’s purchase price was less than 100% of the fair market value of the stock on the Enrollment Date, and no deduction will be available to us at the time of such disposition. If the employee’s purchase price for the stock was less than 100% of the fair market value of the stock on the Enrollment Date, the employee will be required to include in his or her gross income as ordinary income for the year of the disposition (or, if earlier, at the time of his or her death) an amount equal to the lesser of (i) the excess of the fair market value of the stock on the Enrollment Date over the purchase price that the employee would have been required to pay if the employee had exercised such right as of the Enrollment Date or (ii) the excess of the fair market value of the stock at the time of the disposition or death over the amount paid for the stock. No deduction will be available to us with respect to any such ordinary income recognized by the employee.

Any sale or disposition of the stock acquired under a right granted under the Purchase Plan at any time within (i) two years after the Enrollment Date or (ii) one year after the transfer of the shares to the employee pursuant to the exercise of such right generally will be treated as a “disqualifying disposition.” Upon a disqualifying disposition, the employee generally will recognize ordinary compensation income in an amount equal to the difference between the purchase price and the fair market value of the stock on the date the option was exercised. Any gain in excess of such ordinary income amount generally will be capital gain. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee by reason of a disqualifying disposition.

Interest of Certain Persons in Matters to be Acted Upon

Each of our current executive officers identified in this proxy statement qualifies for participation under the Purchase Plan and thus is eligible to annually purchase up to $25,000 worth of our common stock each calendar year under the Purchase Plan at a discount to the applicable market price. If Proposal 2 is approved, 160,000 additional shares of our common stock will be available for sale under the Purchase Plan. The maximum possible annual benefit for each of these executives is disclosed in the table below. However, participation in the Purchase Plan is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other Eligible Employees under the Purchase Plan are not determinable.

Plan Benefits

The following table sets forth the number of shares of common stock purchased under the Purchase Plan during the fiscal year ended December 31, 2005 and the estimated maximum dollar amount of shares of common stock that may be purchased under the Purchase Plan during the fiscal year ending December 31, 2006 by each of: (i) the named executive officers; (ii) all of our current executive officers as a group; (iii) all of our employees, including all current officers who are not executive officers, as a group; and (iv) all nonemployee directors, including each of the nominees for election as director.

La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan

	Number of Shares	Maximum Dollar Amount
Name	Purchased in 2005	Purchasable in 2006(1)

Deirdre Y. Gillespie, M.D.	—	$18,750
President and Chief Executive Officer(2)
Steven B. Engle	—	—
Former Chairman and
Chief Executive Officer
Matthew D. Linnik, Ph.D.	226	25,000
Chief Scientific Officer and
Executive Vice President of Research
Bruce K. Bennett, Jr.	5,152	20,980
Vice President of Manufacturing
Josefina T. Elchico	4,854	20,200
Vice President of Quality Operations
Paul C. Jenn, Ph.D.	982	19,700
Vice President of Product Development
All current executive officers as a group (8 people)	13,651	158,280
All employees, including all current officers who are not executive officers, as a group (90 people)	80,999	661,190
Nonemployee directors(3)	—	—

(1)	This figure is the estimated maximum dollar amount that the Purchase Plan would permit the employee to purchase in 2006. Under the Purchase Plan, each participating Eligible Employee specifies a whole number percentage from 1% to 10% of the Eligible Employee’s base salary or hourly compensation and any cash bonus to be deducted from the Eligible Employee’s paychecks during the Offering Period and applied to the purchase of common stock under the Purchase Plan. The estimate above is based upon the maximum percentage (10%) of each person’s 2006 base salary that may be applied toward stock purchases, subject to the maximum limits in the Purchase Plan as described in this Proposal 2. The estimate excludes the amount of cash bonuses that would otherwise be included in the calculation because the amount of such bonuses for 2006, if any, are not determinable at this time. This estimate may change depending upon future changes (i) in Eligible Employees’ compensation and (ii) to the Internal Revenue Code and resulting changes to the Purchase Plan.

(2)	On March 15, 2006, Dr. Gillespie was appointed to serve as President and Chief Executive Officer. Dr. Gillespie became eligible to participate in the Purchase Plan on April 1, 2006.

(3)	Nonemployee directors are not eligible to participate in the Purchase Plan.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 2. Proxies solicited by the board of directors will be voted for Proposal 2, unless you specify otherwise in your proxy. Our board of directors recommends that you vote FOR Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our equity compensation plans.

	(a)	(b)	(c)
Number of
Securities
	Number of	Weighted-	Remaining Available
	Securities to Be	Average Exercise	for Future Issuance
	Issued upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	2,148,000(1)	$16.09	3,278,000(2	)(3)
Equity compensation plans not approved by security holders	—	—	—

(1)	Outstanding options to purchase shares of our common stock under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan.

(2)	Includes 3,190,000 shares subject to the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan and 88,000 shares subject to the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (each stated as of December 31, 2005).

(3)	If our stockholders approve Proposal 2, the number of shares available under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan will be increased by 160,000.

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Ernst & Young LLP has served as our independent registered public accounting firm since our incorporation in 1989. Representatives of Ernst & Young LLP are expected to be at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the audit committee is seeking ratification of its selection of Ernst & Young LLP as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the audit committee will reconsider its selection of Ernst & Young LLP and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the audit committee may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 3. Proxies solicited by the board of directors will be voted for Proposal 3, unless you specify otherwise in your proxy. Our board of directors recommends that you vote FOR Proposal 3.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees agreed to by the Company for the annual and statutory audits for fiscal years ended December 31, 2004 and 2005, and all other fees paid by the Company during 2004 and 2005 to Ernst & Young LLP:

	2004	2005

Audit Fees	$265,000	$260,000
Audit Related Fees	—	—
Tax Fees	12,000	19,000
All Other Fees	—	—

Total	$277,000	$279,000

Audit Fees.  The fees identified under this caption were for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and internal controls over financial reporting and for the review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified. Audit fees in 2004 and 2005 include an aggregate of $47,000 and $40,000, respectively, in fees paid in connection with our filing of registration statements on Form S-8 and Form S-3.

Tax Fees.  Tax fees consist principally of assistance related to tax compliance and reporting.

Pre-approval Policy.  Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in 2004 and 2005 were pre-approved by the audit committee.

BOARD COMMITTEES, MEETINGS AND RELATED MATTERS

During our fiscal year ended December 31, 2005, our board of directors met 26 times, 22 of which meetings were telephonic. All directors attended at least 75% of the aggregate number of the board meetings and meetings of the committees on which they served.

Director Independence

Our board of directors has determined that Dr. Adams, Dr. Fildes, Mr. Martin, Mr. Naini, Dr. Smith, Mr. Sutter, Dr. Topper and Dr. Young are “independent” within the meaning of Nasdaq Marketplace Rule 4200(a)(15) as adopted by the Nasdaq Stock Market, Inc. (“Nasdaq”). Dr. Gillespie was not deemed to be “independent” because she is our President and Chief Executive Officer.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee; a compensation committee; and a corporate governance and nominating committee. As discussed above, all committee members have been determined by our board of directors to be “independent.” The committees operate under written charters that are available for viewing on our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance.”

Audit Committee.  It is the responsibility of the audit committee to oversee our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee assists the board of directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the audit committee include: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our board of directors. The audit committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to all of our employees and to the independent auditor. The audit committee also has the ability to retain, at our expense and without further approval of the board of directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The audit committee met six times during 2005, and otherwise accomplished its business without formal meetings. The members of the audit committee are Mr. Martin, Dr. Adams and Dr. Smith. Mr. Martin currently serves as the chairman of the audit committee. Our board of directors has determined that each of Dr. Adams, Mr. Martin and Dr. Smith is “independent” within the meaning of the enhanced independence standards contained in Nasdaq Marketplace Rule 4350(d) that relate specifically to members of audit committees. Our board of directors has also determined that Dr. Smith qualifies as our “audit committee financial expert,” as that term is used in Section 401(h)(2) of Regulation S-K. The “Report of the Audit Committee” is included in this proxy statement beginning at page 16.

Compensation Committee.  It is the responsibility of the compensation committee to assist the board of directors in discharging the board of director’s responsibilities regarding the compensation of our employees and directors. The specific duties of the compensation committee include: making recommendations to the board of directors regarding the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; recommending compensation levels to the board of directors based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to the board of directors regarding our overall compensation structure, policies and programs.

The compensation committee met 12 times during 2005, and otherwise accomplished its business without formal meetings. The members of the compensation committee are Dr. Fildes, Dr. Adams, Mr. Martin, Mr. Sutter and Dr. Topper. Dr. Fildes currently serves as the chairman of the compensation committee. The “Report of the Compensation Committee on Executive Compensation” is included in this proxy statement beginning at page 16.

Corporate Governance and Nominating Committee.  It is the responsibility of the corporate governance and nominating committee to assist the board of directors: to identify qualified individuals to become board members; to determine the composition of the board of directors and its committees; and to monitor and assess the effectiveness of the board of directors and its committees. The specific duties of the corporate governance and nominating committee include: identifying, screening and recommending to the board of directors candidates for election to the board; reviewing director candidates recommended by our stockholders; assisting in attracting qualified director candidates to serve on the board; monitoring the independence of current directors and nominees; and monitoring and assessing the relationship between the board of directors and our management with respect to the board’s ability to function independently of management.

The corporate governance and nominating committee met five times during the course of board meetings in 2005, and otherwise accomplished its business without formal meetings. The members of the corporate governance and nominating committee are Dr. Smith, Dr. Adams, Mr. Naini and Dr. Young. Dr. Smith currently serves as the chairman of the corporate governance and nominating committee.

Meetings of Non-Management Directors.  The non-management members of the board of directors regularly meet without any members of management present during regularly scheduled executive sessions of meetings of the board of directors.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. The Corporate Governance Guidelines are available for viewing on our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance,” then “Corporate Governance Guidelines.”

Lead Independent Director

Our Corporate Governance Guidelines provide that the board may appoint a “Lead Independent Director.” Mr. Martin served as the Company’s Lead Independent Director through March 15, 2006, at which time the board of directors separated the positions of Chairman and Chief Executive Officer and appointed Craig R. Smith, M.D., a current independent director, to serve as the Chairman. As Chairman, Dr. Smith assumed the responsibilities carried out by the Lead Independent Director. In light of the appointment of an independent Chairman, the position of Lead Independent Director has been suspended.

Code of Conduct

We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our board of directors. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our board of directors has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including, when appropriate, through the use of an anonymous toll-free hotline and/or a website. Our code of conduct is available for viewing on our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance,” then “Code of Conduct.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.

Communications With the Board of Directors

Our stockholders may communicate with our board of directors, a committee of our board of directors or a director by sending a letter addressed to the board, a committee or a director c/o Corporate Secretary, La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121. All communications will be compiled by our corporate Secretary and forwarded to the board, the committee or the director accordingly.

Director Nominations

The corporate governance and nominating committee regularly assesses the appropriate size of the board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the committee through current directors, professional search firms, stockholders or other persons. Once the committee has identified a prospective nominee, the committee will evaluate the prospective nominee in the context of the then current constitution of the board of directors and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective board of directors. The committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The committee does not evaluate stockholder nominees differently than any other nominee.

Pursuant to procedures set forth in our bylaws, our corporate governance and nominating committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below on page 27 under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” beginning on page 27 and are detailed in our bylaws, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000. A copy of our bylaws will be provided upon written request to our corporate Secretary.

Director Attendance at Annual Meetings

Our board of directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The 2005 annual meeting of stockholders was attended by five of our then incumbent directors.

Director Compensation

Retainers and Fees.  Directors who are also our employees receive no extra compensation for their service on the board of directors. Nonemployee directors receive $1,500 per board meeting attended in person and $500 per board meeting attended telephonically. Nonemployee directors also receive $750 per committee meeting attended in person and $500 per committee meeting attended telephonically. Directors are reimbursed for reasonable costs associated with attendance at meetings of the board of directors and its committees. Nonemployee directors receive an annual retainer of $20,000, which is paid quarterly. The chairman of the audit committee receives an annual fee of $5,000. The chairman of each of the compensation and the corporate governance and nominating committees receives an annual fee of $3,000. All chairman fees are paid quarterly.

In connection with the separation of the positions of Chairman and Chief Executive Officer, and appointment of Dr. Smith as Chairman, Dr. Smith received an additional annual retainer of $25,000, which will be paid quarterly. In addition, Dr. Smith, as Chairman, will receive $3,000 per day plus out-of-pocket expenses incurred in connection with his performance of his Chairman duties during the transition to the new Chief Executive Officer. Beginning with the 2007 annual meeting of stockholders, the Chairman will, upon being re-elected to the Board or continuing to serve as a director, receive an annual retainer of $25,000, which will be paid quarterly.

Option Grants Under the 2004 Plan.  Under the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan, each of our nonemployee directors automatically receives, upon becoming a nonemployee director, a one-time grant of a non-qualified stock option to purchase up to 8,000 shares of our common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These nonemployee director options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director has remained a nonemployee director for the entire period from the date of grant to such date. In addition, each nonemployee director will, upon re-election to our board of directors or upon continuing as a director after an annual meeting without being re-elected due to the classification of the board of directors, automatically receive a grant of an additional non-qualified stock option to purchase up to 2,000 shares of our common stock. These additional nonemployee director options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for these additional nonemployee director options is the fair market value of our common stock on the date of their grant. All outstanding nonemployee director options vest in full immediately prior to any change in control. Each nonemployee director is also eligible to receive additional options under the 2004 Plan in the discretion of the compensation committee of the board of directors. These options vest and become exercisable pursuant to the 2004 Plan and the terms of the option grant. During the fiscal year ended December 31, 2005, each of Dr. Young, Mr. Sutter, Mr. Naini and Dr. Topper received a stock option to purchase 8,000 shares (as adjusted for the five-for-one reverse stock split in December 2005) of our common stock upon joining the board of directors and each of the directors that were elected at or continued to serve after the 2005 annual meeting each received an option to purchase 2,000 shares (as adjusted for the five-for-one reverse stock split in December 2005) of our common stock. Accordingly, we issued a total of 133,600 options to our nonemployee directors in the year ended December 31, 2005.

Upon being appointed Chairman of the board of directors on March 15, 2006, Dr. Smith received a one-time grant of our non-qualified stock options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of a share of our common stock on the date of grant. These options vest and become exercisable upon the first anniversary of the grant date. Immediately after the 2006 annual meeting of stockholders, Dr. Smith will automatically receive a grant of additional non-qualified stock options to purchase up to 10,000 shares of our common stock. These options will vest and become exercisable upon the first anniversary of the grant date and will have an exercise price equal to the fair market value of the common stock on the date of grant. In addition, Dr. Smith received a one-time grant of 20,000 shares of our restricted common stock, which vest with respect to 10,000 shares six months after the grant date and with respect to the remaining 10,000 shares upon the first anniversary of the grant date. Finally, Dr. Smith will be granted shares of our common stock equal in value to the tax liability assessed upon the vesting of the shares of restricted common stock granted upon Dr. Smith’s appointment as Chairman (based on the fair market value of the common stock on the date of the tax event). Beginning with the 2007 annual meeting of stockholders, the Chairman will, upon being re-elected to the Board or continuing to serve as a director, be granted non-qualified stock options to purchase 20,000 shares of our common stock.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditor the auditor’s independence, including Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The audit committee discussed with our independent auditor the overall scope and plan for its audit. The audit committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting. The audit committee held six meetings during fiscal year 2005.

Based upon the reviews and discussions referred to above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee
Stephen M. Martin, Chairman
Thomas H. Adams, Ph.D.
Craig R. Smith, M.D.

Report of the Compensation Committee on Executive Compensation

Executive Officer Compensation.  Our executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees, to tie individual compensation to individual performance and our progress, and to align the interests of our executive officers with those of our stockholders. In 2005, our executive compensation program consisted of base salary, cash bonuses and stock option grants.

The compensation committee believes that our ability to execute our drug development programs and successfully bring products to market depends heavily upon the quality of our top scientific and management personnel. Accordingly, the compensation committee attempts to set base salary for our executive officers at levels that are competitive with compensation paid to top executives of similarly situated biotechnology companies, and not significantly below cash compensation levels available to our key executives through alternative employment. However, because of our current and historical need to conserve our cash resources, rewards for individual performance and our progress have generally taken the form of stock-based awards, and, beginning in 1999, limited cash bonuses.

The compensation committee currently administers the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan pursuant to which we may grant various stock-based awards intended to compensate our personnel and align the interests of the recipients with those of our stockholders. To date, only stock options and restricted stock have been granted under the 2004 Plan, although the compensation committee may, in the future, utilize other types of incentive awards available under the 2004 Plan. The compensation committee also administers the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan.

Because of our need to conserve cash, the compensation committee has used stock options to reward executives for individual performance and our progress and to provide incentives for vigorous pursuit of our goals. In general, executive officers receive a substantial grant of stock options upon first becoming employed by us. The compensation committee believes that an initial grant serves two purposes. First, an initial grant makes up, in part, for any discrepancy between the cash compensation we pay and salaries and bonuses available from more established employers which could compete for the services of our executives. Second, an initial option grant provides a recipient a meaningful stake in our long-term performance, with any ultimate realization of significant value from those options being dependent upon returns to stockholders on investments in our stock.

In addition to initial grants, executive officers are eligible to receive periodic option grants based upon our progress and individual contributions. Such grants, if any, are determined by the compensation committee with the input and recommendation of our Chief Executive Officer, except in the case of option grants to the Chief Executive Officer, which are determined solely by the compensation committee. In determining award levels, the compensation committee focuses on our performance and the contributions made by individual executives to that performance. The compensation committee believes that such a retrospective analysis is most appropriate and practicable for a development-stage biopharmaceutical enterprise like ours, which operates in an uncertain environment and without the same types of standard measures of performance as are available to more seasoned companies.

The compensation committee periodically reviews the effectiveness and competitiveness of our executive compensation structure with the assistance of an independent consultant. The consultant is engaged by, and reports directly to, the committee.

Chief Executive Officer Compensation.  We face significant challenges in the coming years and rely heavily upon our Chief Executive Officer for leadership, strategic direction and operational effectiveness. Our goals include: completing clinical studies of Riquent to satisfy regulatory requirements including the ongoing Phase 3 clinical trial; seeking approval to market Riquent in Europe including the preparation and filing of the Marketing Authorization Application with the European Medicines Evaluation Agency; seeking additional funding through collaborative arrangements and through public and private financings to develop and commercialize our product candidates; developing additional therapeutics for other life threatening antibody mediated and inflammatory diseases; possibly initiating commercialization activities if Riquent is approved in Europe and/or the United States. Our Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing stockholders’ returns on their investments in us and the compensation committee believes stockholders are best served if our Chief Executive Officer has significant incentives to meet these expectations. In 2005, our former Chief Executive Officer received cash bonuses of approximately $262,000 and options to purchase an aggregate of 139,997 shares of our common stock primarily in recognition of his leadership in raising additional capital and continuing to build a strong organization. The compensation committee determines our Chief Executive Officer’s bonus and option grants on the basis of its qualitative evaluation of the Chief Executive Officer’s contributions. The compensation committee did not attempt to apply any specific quantitative measures to the former Chief Executive Officer’s compensation, or to provide any specific dollar value of option-based compensation to the former Chief Executive Officer, due to the difficulty of determining the long-term value of an investment in our stock.

Compensation Committee
Robert A. Fildes, Ph.D., Chairman
Thomas H. Adams, Ph.D.
Stephen M. Martin
Martin P. Sutter
James M. Topper, M.D., Ph.D.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the compensation committee was a current or former officer or employee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation paid for the last three fiscal years to our current and former Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of our fiscal year ended December 31, 2005 and whose total annual salary and bonus for that fiscal year exceeded $100,000 (collectively, the “named executive officers”).

				Long-Term Compensation- Awards-
					Securities
		Annual Compensation		Restricted Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Options (#)	Compensation ($)

Deirdre Y. Gillespie, M.D.(1)	2005	$—	$—	$—	—	$—
President and	2004	—	—	—	—	—
Chief Executive Officer	2003	—	—	—	—	—
Steven B. Engle	2005	434,209	262,209	100,464	139,997	—
Former Chief Executive Officer and	2004	418,855	144,474	—	300,000	—
Former Chairman of the Board	2003	392,798	140,664	—	300,000	—
Matthew D. Linnik, Ph.D.	2005	302,785	165,333	70,259	50,597
Chief Scientific Officer and	2004	290,577	87,998	—	122,000	—
Executive Vice President of	2003	275,445	77,035	—	150,000	—
Research
Bruce K. Bennett, Jr.	2005	208,629	94,877	—	36,797	—
Vice President of Manufacturing	2004	201,065	52,302	—	70,000	—
	2003	188,269	52,567	—	90,000	—
Paul C. Jenn, Ph.D.	2005	195,811	105,276	45,299	36,798	—
Vice President of	2004	188,711	49,120	—	14,000	—
Product Development	2003	177,108	49,867	—	18,000	—
Josefina T. Elchico(2)	2005	203,284	71,535	—	33,999	58,072	(3)
Vice President of	2004	41,887	528	—	10,000	—
Quality Operations	2003	—	—	—	—	—

(1)	Dr. Gillespie joined us in March 2006.

(2)	Ms. Elchico joined us in October 2004.

(3)	Consists of reimbursement for relocation expenses.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable
	Number of	Percent of			Value at Assumed Annual Rates of
	Securities	Total Options			Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees in	Price	Expiration	Option Term(4)
Name	Granted (#)(1)	Fiscal Year (%)	($/share)(2)	Date(3)	5%($)	10%($)

Deirdre Y. Gillespie	—	—	$—	—	$—	$—
Steven B. Engle	37,043	4.99	2.40	04/25/2015	55,911	141,689
	22,955	3.09	2.15	05/19/2015	31,038	78,656
	79,999	10.77	4.20	10/10/2015	211,306	535,491
Matthew D. Linnik	14,552	1.96	2.40	04/25/2015	21,964	55,661
	7,446	1.00	2.15	05/19/2015	10,068	25,514
	28,599	3.85	4.20	10/10/2015	75,540	191,434
Bruce K. Bennett, Jr.	10,583	1.42	2.40	04/25/2015	15,973	40,480
	5,415	0.73	2.15	05/19/2015	7,322	18,555
	20,799	2.80	4.20	10/10/2015	54,938	139,223
Paul C. Jenn	10,584	1.42	2.40	04/25/2015	15,975	40,484
	5,415	0.73	2.15	05/19/2015	7,322	18,555
	20,799	2.80	4.20	10/10/2015	54,938	139,223
Josefina T. Elchico	9,261	1.25	2.40	04/25/2015	13,978	35,423
	4,739	0.64	2.15	05/19/2015	6,408	16,238
	19,999	2.69	4.20	10/10/2015	52,825	133,868

(1)	The options were granted under the 2004 Equity Incentive Plan. The 2004 Plan is administered by the compensation committee of the board of directors which has broad discretion and authority to construe and interpret the 2004 Plan and to modify outstanding options. All granted options vest and become exercisable pursuant to the 2004 Plan between the date of the grant and October 10, 2008.

(2)	The exercise price and tax withholding obligations related to the exercise may be paid by delivery of cash or already owned shares or offset by the underlying shares, subject to certain conditions. The exercise price for each grant is the market price of our common stock on the date of grant.

(3)	All of the options are exercisable for a term of 10 years, subject to earlier termination upon certain events related to termination of employment or if we experience a change in control.

(4)	The potential realizable values listed are based upon an assumption that the market price of our common stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent our estimate of the future market value of the common stock. Actual gains, if any, are dependent upon the future market price of our common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended December 31, 2005 by the named executive officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2005, and the aggregate gains that would have been realized had these options been exercised on that date, even though the exercisable options were not exercised and the unexercisable options could not have been exercised.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares	Value	Options at		In-the-Money Options at
	Acquired on	Realized	Fiscal Year End (#)		Fiscal Year End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Deirdre Y. Gillespie	—	—	—	—	—	—
Steven B. Engle	—	—	461,470	194,520	90,906	66,115
Matthew D. Linnik	—	—	133,467	74,556	28,056	24,009
Bruce K. Bennett, Jr.	—	—	45,060	49,735	4,690	17,461
Paul C. Jenn	—	—	67,354	49,737	9,392	17,463
Josefina T. Elchico	—	—	7,981	36,018	4,104	15,281

(1)	This amount represents the difference between the exercise price of the options and the market price of our common stock on the date of exercise.

(2)	These amounts represent the difference between the exercise price of the in-the-money options and the market price of our common stock on December 30, 2005, the last trading day of 2005. The closing price of our common stock on that day on the Nasdaq National Market was $3.70. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreements

Deirdre Y. Gillespie, M.D.  Dr. Gillespie’s employment agreement provides for: (i) an annual base salary of $375,000; (ii) a signing bonus of $50,000; (iii) a non-guaranteed annual bonus with a target amount equal to 40% of her annual base salary (the exact amount to be determined each year based on Dr. Gillespie’s and the Company’s performance with respect to performance objectives established by the compensation committee); (iv) a grant of options to purchase 800,000 shares of common stock of the Company, with 200,000 of the options vesting on the first anniversary of the date of the agreement and 1/36th of the remaining 600,000 options vesting each month thereafter; (v) $30,000 for moving expenses incurred in connection with Dr. Gillespie’s relocation to the San Diego area, reimbursement for reasonable costs incurred for temporary housing in the San Diego area for a period of up to six months, and reimbursement of up to $50,000 in selling expenses if Dr. Gillespie enters into an agreement to sell her current home within one year of the effective date of employment; and (vi) severance benefits in qualifying circumstances equal to one times the amount of her annual base salary (subject to review and adjustment by the Board after one year of service). In addition, if Dr. Gillespie is terminated without cause or resigns due to a constructive termination within 90 days of the effective date of her employment agreement, she will receive severance benefits in the amount of $50,000 and all employee stock options granted to Dr. Gillespie before the termination of her employment will automatically terminate. If Dr. Gillespie is terminated without cause or resigns due to a constructive termination after 90 days of the effective date of her employment agreement, she is entitled to receive a severance payment equal to one times her then current annual base salary, and after one year of service, in the discretion of the board of directors, one and one half times her annual base salary. Furthermore, Dr. Gillespie will receive up to 12 months of medical insurance coverage for Dr. Gillespie and her family. After 90 days of the effective date, (i) if the Company terminates Dr. Gillespie for cause, all options held by her, whether or not vested, will immediately terminate and become unexercisable; (ii) if Dr. Gillespie voluntary resigns, all unvested options held by her will immediately terminate and become unexercisable and all vested options will remain exercisable until three months after the date of termination in the case of incentive stock options or six months in the case of non-qualified stock options, (iii) if Dr. Gillespie’s employment ceases as a result of death or disability, then all unvested options held by her will immediately terminate and become unexercisable and all vested options will remain exercisable until the one year anniversary of the date of cessation of service; (iv) if the Company terminates her employment without cause or if she terminates her employment due to a constructive termination, then: (a) one-half of all of her then unvested options will immediately vest and become exercisable; (b) the other one-half of her then unvested options will immediately terminate and become unexercisable; and (c) all vested options (including those which vested pursuant to clause (a)) shall expire on the two year anniversary of the termination date; and (v) notwithstanding the foregoing, in no event shall any option be exercisable after the date of expiration set forth in the Plan.

Matthew D. Linnik.  Dr. Linnik’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to one year of pay at his then current base salary and up to twelve full calendar months of medical and dental coverage for Dr. Linnik and/or his dependants. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with us or our successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Dr. Linnik prior to his termination date will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Dr. Linnik’s current annual base salary is $305,482.

Bruce K. Bennett, Jr.  Mr. Bennett’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to up to one year of pay at his then current base salary and up to twelve full calendar months of medical and dental coverage for Mr. Bennett and/or his dependents. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Mr. Bennett prior to his termination date will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Mr. Bennett’s current annual base salary is $209,847.

Josefina T. Elchico.  Ms. Elchico’s employment agreement entitles her to receive a severance payment in the event of her involuntary termination without cause or if her employment is terminated in connection with a change in control. The severance amount is equal to one year of pay at her then current base salary and up to twelve full calendar months of medical and dental coverage for Ms. Elchico and/or her dependants. Her employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) her employment is terminated; (ii) her position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and she is not offered a replacement position with us or our successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) she resigns because she is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Ms. Elchico prior to her termination date will automatically vest and become fully exercisable as of her termination date if her termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from her termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Ms. Elchico’s current annual base salary is $202,000.

Paul C. Jenn.  Dr. Jenn’s employment agreement entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to one year of pay at his then current base salary and up to twelve full calendar months of medical and dental coverage for Dr. Jenn and/or his dependants. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with us or our successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Dr. Jenn prior to his termination date will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Dr. Jenn’s current annual base salary is $196,962.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock for the five years ended December 31, 2005 with the Center for Research in Securities Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (comprising all companies listed in the Nasdaq Stock Market under SIC 283). The graph assumes that $100 was invested on December 31, 2000 in our common stock and each index and that all dividends were reinvested. No cash dividends have been declared on our common stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

	2000	2001	2002	2003	2004	2005
La Jolla Pharmaceutical Company*	100.00	189.49	137.77	90.29	35.40	15.68
Nasdaq — US	100.00	79.32	54.84	81.99	89.23	91.12
Nasdaq — Pharmaceuticals	100.00	85.23	55.07	80.73	85.98	94.69

*	La Jolla Pharmaceutical Company stock prices have been adjusted to reflect the five-for-one reverse stock split effective December 21, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2006, by:

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and nominees;

•	each of our executive officers listed in the summary compensation table; and

•	all of our directors and executive officers as a group.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner(1)	Beneficial Ownership(2)		Class (%)(3)

Essex Woodlands Health Ventures Fund VI, L.P.	8,333,332(4	)(5)	24.4
10001 Woodloch Forest Drive, Suite 175
The Woodlands, Texas 77380
Alejandro Gonzalez	5,138,256(5	)(6)	15.4
Ruben Dario #223 5-A
Chapultepec Morales
Mexico, D.F. 05 11570
Frazier Healthcare V, L.P.	5,000,000(7)		14.9
Two Union Square,
601 Union Street, Suite 3200
Seattle, WA 98101
Thomas H. Adams, Ph.D.	39,786(8)		*
Steven B. Engle	685,406(9)		2.1
Robert A. Fildes, Ph.D.	45,986(10)		*
Deirdre Y. Gillespie, M.D.	—		*
Stephen M. Martin	25,868(11)		*
Nader J. Naini	5,002,000(12)		14.9
Craig R. Smith, M.D.	31,939(13)		*
Martin P. Sutter	8,348,212(14)		24.4
James N. Topper, M.D., Ph.D.	5,002,000(15)		14.9
Frank E. Young, M.D., Ph.D.	7,600(16)		*
Bruce K. Bennett, Jr.	65,752(17)		*
Josefina T. Elchico	19,347(18)		*
Paul C. Jenn, Ph.D.	89,592(19)		*
Matthew D. Linnik, Ph.D.	166,324(20)		*
All directors and executive officers as a group (17 persons)	14,724,616(21)		40.4

*	Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is care of La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121.

(2)	The table below includes the number of shares underlying options that are exercisable within 60 days from March 29, 2006. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

(3)	On March 29, 2006, there were 32,534,525 shares of common stock outstanding. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 29, 2006 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed.

(4)	Based on Schedule 13D filed by, among others, Essex Woodlands Health Ventures Fund IV L.P. on December 23, 2005. Includes warrants to purchase 1,666,666 shares of common stock that are exercisable within 60 days.

(5)	Share numbers reported in the Schedule 13D or Schedule 13G, as applicable, have been adjusted to reflect the five-for-one reverse stock split effective December 21, 2005.

(6)	Based on Amendment No. 2 to Schedule 13G filed by Mr. Gonzalez on December 21, 2005. Includes warrants to purchase 733,333 shares of common stock that are exercisable within 60 days.

(7)	Based on Schedule 13D filed by, among others, Frazier Healthcare V, L.P. on December 27, 2005. Includes warrants to purchase 1,000,000 shares of common stock that are exercisable within 60 days.

(8)	Includes 38,386 shares subject to options that are exercisable within 60 days.

(9)	Includes 655,990 shares subject to options that are exercisable within 60 days.

(10)	Includes 29,374 shares subject to options that are exercisable within 60 days.

(11)	Includes 25,828 shares subject to options that are exercisable within 60 days.

(12)	Includes 2,000 shares subject to options that are exercisable within 60 days and 5,000,000 shares beneficially owned by Frazier Healthcare V, L.P., of which Mr. Naini is a General Partner. Except for his pecuniary interest therein, Mr. Naini disclaims all beneficial ownership in the shares owned by Frazier Healthcare V, L.P.

(13)	Includes 11,939 shares subject to options that are exercisable within 60 days.

(14)	Includes 12,880 shares owned by Mr. Sutter, 2,000 shares subject to options that are exercisable within 60 days, and 8,333,332 shares beneficially owned by Essex Woodlands Health Ventures Fund VI, L.P., of which Mr. Sutter is a Managing Director. Except for his pecuniary interest therein, Mr. Sutter disclaims all beneficial ownership in the shares owned by Essex Woodlands Health Ventures Fund VI, L.P.

(15)	Includes 2,000 shares subject to options that are exercisable within 60 days and 5,000,000 shares beneficially owned by Frazier Healthcare V, L.P., of which Dr. Topper is a General Partner. Except for his pecuniary interest therein, Dr. Topper disclaims all beneficial ownership in the shares owned by Frazier Healthcare V, L.P.

(16)	Includes 2,000 shares subject to options that are exercisable within 60 days.

(17)	Includes 52,670 shares subject to options that are exercisable within 60 days.

(18)	Includes 14,092 shares subject to options that are exercisable within 60 days.

(19)	Includes 74,965 shares subject to options that are exercisable within 60 days.

(20)	Includes 144,659 shares subject to options that are exercisable within 60 days.

(21)	Includes 1,224,815 shares subject to options that are exercisable within 60 days and warrants to purchase 2,666,666 shares of common stock that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 2005. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2005, all of these reports were timely filed.

OTHER INFORMATION

Other Matters of Business

Our board of directors currently is not aware of any other matters that are to be presented for action at the annual meeting. If any other matters properly come before the annual meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

Stockholder Proposals

2006 Annual Meeting Proposals

Our amended and restated bylaws require that a stockholder give our corporate Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our corporate Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by our corporate Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.

Any notice to our corporate Secretary regarding a stockholder proposal must include, as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.

Any notice to our corporate Secretary regarding a nomination for the election of a director must include: the name and address of the stockholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the stockholder; a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and the consent of each nominee to serve as a director if so elected.

2007 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders, including nominees for directors, must cause their proposals to be received in writing by our corporate Secretary at the address set forth on the first page of this proxy statement no later than December 14, 2006. Any proposal should be addressed to our corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

Incorporation by Reference

The report of the audit committee, which appears on page 16, the report of the compensation committee, which begins on page 16, and the stock performance graph, which appears on page 24, shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Delivery of Documents to Stockholders Sharing the Same Address

With regard to the delivery of annual reports and proxy statements, under certain circumstances, the Securities and Exchange Commission permits a single set of documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs. Even if householding is implemented, each stockholder will continue to receive a separate proxy card or, in the case of shares of stock held in a street name account, a separate voting instruction form.

We have not implemented householding rules with respect to our record holders. However, banks, brokers, and other firms may have instituted householding and this may impact stockholders whose shares are registered in the name of the bank, broker, or other firm. If a stockholder received a householding notification from its broker, only one annual report and one proxy statement will be mailed to an address at which two or more stockholders reside unless the stockholder gave instructions to the contrary. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the stockholder should contact his, her, or its broker directly. A stockholder may also receive additional copies of our annual report and proxy statement by calling the number listed below under the heading “Availability of Additional Information.”

Availability of Additional Information

Along with this proxy statement, we have provided each stockholder entitled to vote a copy of our 2005 Annual Report (which includes our Annual Report on Form 10-K for our year ended December 31, 2005). We will provide, without charge, a copy of our 2005 Annual Report and/or our Annual Report on Form 10-K for the year ended December 31, 2005 upon the written or oral request of any stockholder or beneficial owner of our common stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121. Telephonic requests should be directed to (858) 646-6649.

By order of the board of directors,

Craig R. Smith, M.D.
Chairman of the Board

APPENDIX A

LA JOLLA PHARMACEUTICAL COMPANY

1995 EMPLOYEE STOCK PURCHASE PLAN
(as proposed to be amended)

The following constitutes the provisions of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”).

1.	Purpose.

The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of La Jolla Pharmaceutical Company (the “Company”) with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of the Company’s Common Stock, thereby more closely aligning the interests of the Company’s employees and stockholders. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.

2.	Definitions.

Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.

“Administrator” means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 13.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of members of the Board meeting the qualifications described in Section 13 and appointed by the Board to administer the Plan.

“Common Stock” shall mean the Common Stock of the Company.

“Compensation” means base salary or hourly compensation and any cash bonus paid to a participant.

“Eligible Employee” means any employee of the Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

“Enrollment Date” means the first day of each Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means the last day of each Purchase Period.

“Fair Market Value” of the Common Stock as of the time of any determination thereof means the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or trades on the Nasdaq National Market, its Fair Market Value shall be the most recent closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) as of the time of such determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(2) If the Common Stock is not listed on any established stock exchange or traded on the Nasdaq National Market its Fair Market Value shall be the mean between the most recent closing high and low asked prices for the Common Stock as of the time of such determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.

“Offering Period” means (i) the period of twenty-three (23) months commencing on August 1, 1996 and terminating on June 30, twenty-three (23) months later; (ii) each period of twenty-four (24) months commencing on January  1, 1997 and each January 1 thereafter for the duration of the Plan and terminating on the December 31 twenty-four (24) months later; (iii) each period of twenty-four (24) months commencing on July 1, 1997 and each July 1 thereafter for the duration of the Plan and terminating on the June 30 twenty-four (24) months later; (iv) each period of twenty-four (24) months commencing on October 1, 2000 and each October 1 thereafter for the duration of the Plan and terminating on the September 30 twenty-four (24) months later; and (v) each period of twenty-four (24) months commencing on April 1, 2001 and each April 1 thereafter for the duration of the Plan and terminating on the March 31 twenty-four (24) months later. The Administrator shall have the power to change the duration of Offering Periods without stockholder approval as set forth in Section 12 or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

“Option” means the option granted to each participant pursuant to Section 4 upon enrollment in an Offering Period.

“Periodic Exercise Limit” has the meaning set forth in Section 4(a).

“Plan Account” means an account maintained by the Company for each participant in the Plan, to which are credited the payroll deductions made for such participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such participant’s Option pursuant to Section 6.

“Purchase Price” as of any Exercise Date means an amount equal to 85% of the Fair Market Value of a share of Common Stock as of the close of business on the Exercise Date or the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower.

“Purchase Period” means (i) the period of five (5) months commencing on August 1, 1996 and ending on December 31, 1996; (ii) with respect to the Offering Periods beginning on January and July 1, 1997, January and July 1, 1998, and January 1, 1999, each period of six (6) months within any such Offering Period, commencing January 1, 1997 and each July 1 and January 1 thereafter, and ending on the December 31 or June 30 following such commencement date; (iii) with respect to the Offering Period beginning on July  1, 1999, the period of six (6) months commencing July 1, 1999 and ending on December 31, 1999, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, the period of three (3) months commencing on January 1, 2001 and ending on March 31, 2001, and the period of three (3) months commencing on April 1, 2001 and ending on June 30, 2001; (iv) with respect to the Offering Period beginning on January 1, 2000, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; (v) with respect to the Offering Period beginning on July 1, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; and (vi) for any Offering Period commencing on or after October 1, 2000, each period of three (3) months within the Offering Period commencing on October 1, 2000 and each January 1, April 1, July 1, and October 1 thereafter, and ending on the December 31, March 31, June 30, and September 30 following such commencement date.

“Reserves” means the number of shares of Common Stock covered by each Option that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under any Option.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act and any successor provision.

“Subsidiary” has the meaning as set forth under § 424(f) of the Code.

“Trading Day” means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.

3.	Offering Periods and Participation.

The Plan shall be implemented through a series of consecutive and overlapping Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering a subscription agreement in the form of Exhibit A hereto to the Company’s payroll office at least five (5) business days prior to the Enrollment Date for that Offering Period. Eligible Employees shall participate in only one Offering Period at a time, and a subscription agreement in effect for a Plan participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the participant remains an Eligible Employee and has not withdrawn pursuant to Section 8.

4.	Options.

(a) Grants.  On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase (i) on each Exercise Date for any six-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date, and (ii) on each Exercise Date for any three-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $6,250 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date (such number of shares being the “Periodic Exercise Limit”). The Option shall expire immediately after the last Exercise Date of the Offering Period.

(b) Grant Limitations.  Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an Option under the Plan:

(i) if, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

(ii) which permits such participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) in any calendar year.

(c) No Rights in Respect of Underlying Stock.  The participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.

5.	Payroll Deductions.

(a) Participant Designations.  The subscription agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding ten percent (10%) of such Eligible Employee’s Compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b) Plan Account Balances.  The Company shall make payroll deductions as specified in each participant’s subscription agreement on each payday during the Offering Period and credit such payroll deductions to such participant’s Plan Account. A participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(c) Participant Changes.  A participant may discontinue his or her participation in the Plan as provided in Section 8, or may increase or decrease (subject to such limits as the Administrator may impose) the rate of his or her payroll deductions during any Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly.

(d) Decreases.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period that is scheduled to end during a calendar year (the “Current Purchase Period”) when the aggregate of all payroll deductions previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 8.

(e) Tax Obligations.  At the time of each exercise of a participant’s Option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant.

(f) Statements of Account.  The Company shall maintain each participant’s Plan Account and shall give each Plan participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, for the period covered.

6.	Exercise of Options.

(a) Automatic Exercise on Exercise Dates.  Unless a participant withdraws as provided in Section 8, his or her Option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such participant is enrolled for the maximum number of shares of Common Stock, including fractional shares, as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such participant’s Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. During a participant’s lifetime, a participant’s Options to purchase shares hereunder are exercisable only by the participant.

(b) Delivery of Shares.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or book entry transfer representing the shares purchased upon exercise of his or her Option, provided that the Company may in its discretion hold fractional shares for the accounts of the participants pending aggregation to whole shares.

(c) Compliance with Law.  Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.

(d) Excess Plan Account Balances.  If, due to application of the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the participant.

7.	Automatic Transfer to Low Price Offering Period.

If the Fair Market Value of the Common Stock as of the close of business on any Exercise Date is lower than the Fair Market Value of the Common Stock as of the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

8.	Withdrawal; Termination of Employment.

(a) Voluntary Withdrawal.  A participant may withdraw from an Offering Period by giving written notice to the Company’s payroll office at least five (5) business days prior to the next Exercise Date. Such withdrawal shall be effective beginning five business days after receipt by the Company’s payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such participant, and on the effective date of such withdrawal such participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the participant delivers to the Company a new subscription agreement with respect thereto.

(b) Termination of Employment.  Promptly after a participant’s ceasing to be an Eligible Employee for any reason the payroll deductions credited to such participant’s Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10, and such participant’s Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such participant’s Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.

9.	Transferability.

Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan nor any Option itself may be assigned, transferred, pledged or otherwise disposed of by the participant in any way other than by will, the laws of descent and distribution or as provided in Section 10 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from an Offering Period in accordance with Section 8.

10.	Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Plan Account in the event of such participant’s death and any shares purchased for the participant upon exercise of his or her Option but not yet issued. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective. A designation of beneficiary may be changed by a participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Stock.

The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 12. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Plan.

12.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.

(c) Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or other combination (the “Transaction”) of the Company with or into another entity, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution, the Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such participant’s Option has been changed to the New Exercise Date and that such participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 8 (provided that, in such case, the participant’s withdrawal shall be effective if notice thereof is delivered to the Company’s payroll office at least two (2) business days prior to the New Exercise Date). For purposes of this Section, an Option granted under the Plan shall be deemed to be assumed if, following the Transaction the Option confers the right to purchase at the Purchase Price (provided that for such purposes the Fair Market Value of the Common Stock on the New Exercise Date shall be the value per share of the consideration paid in the Transaction), for each share of stock subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash or other securities or property) received in the Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Transaction was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor entity and the participant, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.

13.	Administration.

The Plan shall be administered by the Committee, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall consist of three or more members of the Board, each of whom shall be disinterested within the meaning of Rule 16b-3, provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board to the number required or allowed by Rule 16b-3. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

14.	Amendment or Termination.

(a) Administrator’s Discretion.  The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 12, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its stockholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with and qualify under Rule 16b-3 or under Section 423 (or any successor rule or provision or any other applicable law or regulation), the Administrator shall obtain stockholder approval of amendments to the Plan in such a manner and to such a degree as required.

(b) Administrative Modifications.  Without stockholder consent (except as specifically required by applicable law or regulation) and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Rule 16b-3 and Section 423, change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in payroll deductions during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.

15.	Term of Plan.

The Plan shall become effective upon the first Enrollment Date after its approval by the stockholders of the Company and shall continue in effect for a term of twenty (20) years unless sooner terminated pursuant to Section 14.

16.	Miscellaneous.

(a) Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b) Subsidiaries.  The Administrator may from time to time in its discretion permit persons who are employees of any Subsidiary whose customary employment is for more than five months per calendar year and for more than 20 hours per week to participate in the Plan on the same terms as Eligible Employees hereunder.

(c) Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Board adopts the Plan. If such stockholder approval is not obtained, the Plan and all rights to the Common Stock purchased under the Plan shall be null and void and shall have no effect.

(d) Additional Restrictions of Rule 16b-3.  The terms and conditions of Options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(e) No Employment Rights.  The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

(f) Applicable Law.  The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.

(g) Headings.  Headings used herein are for convenience of reference only and do not affect the meaning or interpretation of the Plan.

EXHIBIT A

LA JOLLA PHARMACEUTICAL COMPANY

1995 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
      Change in Payroll Deduction Rate
      Change of Beneficiary(ies)

1. I,          , hereby elect to participate in the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of  % (not to exceed 10%) of my Compensation (as defined in the Plan) on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option on each Exercise Date within the Offering Period.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, that capitalized terms used herein have the same meanings as ascribed thereto in the Plan, and that in case of any inconsistency between this Subscription Agreement and the Plan, the Plan shall govern. I understand that the grant of the Option by the Company under this Subscription Agreement is subject to stockholder approval of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (employee and/or spouse only):

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares, and I will make adequate provision for Federal, State or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my Compensation or other amounts payable to me the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the one-year and two-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain or loss, if any, recognized on such disposition will be taxed as capital gain or loss. I understand that this tax summary is only a summary for general information purposes and is subject to change and I agree to consult with my own tax advisors for definitive advice regarding the tax consequences to me of participation in the Plan and sale of shares purchased thereunder.

7. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive (in proportion to the percentages listed below) all payments and shares due me under the Plan (use additional sheets to add beneficiaries):

NAME: (Please print) _ _
(First)	(Middle) (Last)

Relationship

Percentage _ _
(Address)

NAME: (Please print) _ _
(First)	(Middle) (Last)

Relationship

Percentage _ _
(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME

Dated: _ _
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

LA JOLLA PHARMACEUTICAL COMPANY
PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         The undersigned hereby appoints Deirdre Y. Gillespie and Gail A. Sloan, and each of them, as proxies, each with the power to appoint such proxy’s substitute and hereby authorizes them to represent and vote all of the shares of common stock of La Jolla Pharmaceutical Company held by the undersigned on March 29, 2006 at the annual meeting of stockholders to be held on Thursday, May 18, 2006 and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

1.	Election of three Class I directors	FOR ☐	WITHHOLD ☐	EXCEPTIONS ☐
	to serve until the 2009 annual meeting of stockholders, one Class II director to serve until the 2007 annual meeting of stockholders and two Class III directors to serve until the 2008 annual meeting of stockholders and each to serve until his successor has been duly elected and qualified.	for all nominees listed below for whom stockholder is entitled to vote†	AUTHORITY for all nominees listed below for whom stockholder is entitled to vote†

Class I Nominees:	Thomas H. Adams
Deirdre Y. Gillespie
Nader J. Naini

Class II Nominee:	Frank E. Young

Class III Nominees:	Martin P. Sutter
James N. Topper

†INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.

*Exceptions:

2.	Amendment of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 160,000.

FOR ❑	AGAINST ❑	ABSTAIN ❑
3.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of La Jolla Pharmaceutical Company for the fiscal year ending December 31, 2006.

FOR ❑	AGAINST ❑	ABSTAIN ❑
4.	In their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the above-named nominees and FOR proposals 2 and 3. This proxy confers discretionary authority with respect to matters not known or determined at the time of mailing the notice of annual meeting and the enclosed proxy statement.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein. All other proxies heretofore given by the undersigned to vote shares of common stock of La Jolla Pharmaceutical Company are expressly revoked.

Dated , 2006

Signatures(s) of stockholder
          Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign, When signing as executor, adminstrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
          Please sign and return this proxy in the enclosed envelope. The giving of this proxy will not affect your right to vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may also submit to the Secretary of La Jolla Pharmaceutical Company a later dated revocation or amendment to this proxy on any of the matters set forth above.